                                                                  EXHIBIT (A)(3)

                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
                                       OF
                             METROGOLF INCORPORATED
                                       TO
                         FAMILY GOLF ACQUISITION, INC.
                           A WHOLLY-OWNED SUBSIDIARY
                                       OF
                           FAMILY GOLF CENTERS, INC.

    As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, no par value per share (collectively, the "Shares"), of MetroGolf Incorporated are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase) or the procedures for book-entry transfer cannot be completed on a timely basis. Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

    If a stockholder desires to tender Shares pursuant to the Offer and such stockholder's Stock Certificates are not immediately available or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Shares may nevertheless be tendered if all the following conditions are satisfied:

    (i) the tender is made by or through an Eligible Institution;

    (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Purchaser, is received by the Depositary prior to the Expiration Date as provided below; and

    (iii) the Stock Certificates for such Shares, in proper form for transfer (or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase)), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), any required signature guarantees (or in the case of a book-entry transfer, an Agent's Message (as defined in Section 3 of the Offer to Purchase)) and any other documents required by the Letter of Transmittal, are received by the Depositary within three trading days after the date of execution of the Notice of Guaranteed Delivery. A "trading day" is any day on which the NASDAQ Smallcap Market is open for business.

    The Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

    THE METHOD OF DELIVERY OF SHARES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, INCLUDING THROUGH BOOK-ENTRY TRANSFER FACILITIES, IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.
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                        THE DEPOSITARY FOR THE OFFER IS:
                    UNITED STATES TRUST COMPANY OF NEW YORK

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                                BY OVERNIGHT COURIER AND BY    BY REGISTERED OR CERTIFIED
  BY HAND UP TO 4:30 P.M.:         HAND AFTER 4:30 P.M.:                  MAIL:
        111 Broadway              770 Broadway 13th Floor            Cooper Station
         Lower level                New York, NY 10003                P.O. Box 844
     New York, NY 10006                                          New York, NY 10276-0844
    Attn: Corporate Trust          Attn: Corporate Trust          Attn: Corporate Trust
          Services                       Services                       Services
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                               OTHER INFORMATION

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                BY FACSIMILE:                               TELEPHONE NUMBERS:
               (212) 780-0592                              For information call
                                                              (800) 548-6565
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    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Family Golf Acquisition, Inc., a Colorado corporation and a wholly-owned subsidiary of Family Golf Centers, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 31, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares: ______________________________________________________________
Share Certificate Numbers (if available):
________________________________________________________________________________
________________________________________________________________________________
If Shares will be delivered by book-entry transfer, check one box:
/ / The Depository Trust Company
/ / Philadelphia Depository Trust Company
Account Number: ________________________________________________________________
Dated: ___________________________________________________________________, 1998

Name(s) of Record Holder(s): ___________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                              Please Type or Print

Address(es): ___________________________________________________________________
________________________________________________________________________________
                                    Zip Code

Area Code and Telephone Number:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                                  Signature(s)

Dated: ___________________________________________________________________, 1998

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
                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, a participant in the Medallion Signature Guarantee Program or any other "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company or Philadelphia Depository Trust Company (pursuant to procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by the Depositary at one of its addresses set forth above within three (3) NASDAQ trading days after the date of execution hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal, certificates for Shares and any other required documents to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.
 Name of Firm: ________________________________________________________________
 Address: _____________________________________________________________________
 ______________________________________________________________________________
 ______________________________________________________________________________
                                                    Zip Code
 Area Code and
 Telephone Number: ____________________________________________________________
 AUTHORIZED SIGNATURE
 Name: ________________________________________________________________________
                              Please Type or Print
 Title: _______________________________________________________________________
 Dated: _________________________________________________________________, 1998

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES ARE TO BE DELIVERED WITH THE LETTER OF TRANSMITTAL.

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